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                                                                    EXHIBIT 10.1

                        PINNACLE FINANCIAL PARTNERS, INC.

                           RESTRICTED STOCK AGREEMENT

      THIS RESTRICTED STOCK AGREEMENT (the "Agreement") is by and between Pinnacle Financial Partners, Inc., a Tennessee corporation (the "Company"), and Grantee (the "Grantee"). Capitalized terms used but not defined in this Agreement shall have the meaning ascribed to such terms in the Pinnacle Financial Partners, Inc. 2004 Equity Incentive Plan (the "Plan").

      Section 1. Restricted Stock Award. The Grantee is hereby granted the right to receive __ shares (the "Restricted Stock") of the Company's common stock, $1.00 par value per share (the "Common Stock"), subject to the terms and conditions of this Agreement and the Plan.

            Section 2. Lapse of Restrictions. Subject to Sections 5 and 9 hereof, the restrictions associated with the shares of Restricted Stock granted pursuant to Section 1 hereof shall lapse at such times (each, a "Vesting Date") and in the amounts set forth below:

            (a)the restrictions with respect to one-third of the shares of Restricted Stock granted hereunder shall lapse on the date that the Company's independent auditors issue their report on the Company's financial statements for the fiscal year ending December 31, 2004 in the event that the Company's diluted earnings per share for the fiscal year ended December 31, 2004 is equal to or greater than $___ and the Company's ratio of criticized and classified assets to total capital (as defined in the Company's strategic framework) at December 31, 2004 is less than ___%;

            (b)the restrictions with respect to one-third of the shares of Restricted Stock granted hereunder shall lapse on the date that the Company's independent auditors issue their report on the Company's financial statements for the fiscal year ended December 31, 2005, in the event that the Company's reported diluted earnings per share for the fiscal year ended December 31, 2005 is equal to or great than $___and the Company's ratio of criticized and classified assets to total capital (as defined in the Company's strategic framework) at December 31, 2005 is less than ___%; and

            (c) the restrictions with respect to one-third of the shares of Restricted Stock granted hereunder shall lapse on the date that the Company's independent auditors issue their report on the Company's financial statements for the fiscal year ended December 31, 2006, in the event that the Company's reported diluted earnings per share for the fiscal year ended December 31, 2006 is equal to or greater than $___and the Company's ratio of criticized and classified assets to total capital (as defined in the Company's strategic framework) at December 31, 2006 is less than ___%; or

            (d) should restrictions with respect to the shares of Restricted Stock granted hereunder not lapse with respect to the terms and conditions as described on the Vesting Dates noted in Section 2(a), 2(b) or 2(c), the restrictions shall lapse on the date the Company's independent auditors issue their report on the Company's financial statements for the fiscal year ended December 31, 2006, in the event that the Company's reported cumulative diluted earnings per share for the fiscal years ended December 31, 2004, 2005 and 2006 is equal to or greater than $___and the Company's ratio of criticized and classified assets to total capital (as defined in the Company's strategic framework) at December 31, 2004; December 31, 2005 and December 31, 2006 is less than ___%.

            Any shares of Restricted Stock for which the performance targets identified above are not met shall be immediately forfeited and the Grantee shall have no further rights with respect to such shares of Restricted Stock.

            In the event that the Human Resources, Nominating and Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") determines that an event has occurred during any fiscal year which has impacted the Company's reported diluted earnings per share for such fiscal year, the Compensation Committee shall have the right, in its sole and absolute discretion, to increase or decrease the vesting targets to reflect such event for purposes of calculating the vesting of shares of

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Restricted Stock under this Section 2 for such fiscal year and for any or all future fiscal years; provided, however, that the Compensation Committee shall not make such changes as would cause the award hereunder to be in violation of
Section 162(m) of the Internal Revenue Code of 1986, as Amended.

      Section 3. Distribution of Restricted Stock. Certificates representing the shares of Restricted Stock that have vested under Section 2 will be distributed to the Grantee as soon as practicable after each Vesting Date.

      Section 4. Voting Rights and Dividends. Prior to the distribution of the Restricted Stock, certificates representing shares of Restricted Stock will be held by the Company (the "Custodian") in the name of the Grantee. The Custodian will take such action as is necessary and appropriate to enable the Grantee to vote the Restricted Stock. All cash dividends received by the Custodian, if any, with respect to the Restricted Stock will be remitted to the Grantee. Stock dividends issued with respect to the Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares of Restricted Stock. Notwithstanding the foregoing, no voting rights or dividend rights shall inure to the Grantee following the forfeiture of the Restricted Stock pursuant to
Section 5.

      Section 5. Termination/Change of Status. In the event that the Grantee's employment by the Company (or any Subsidiary or Affiliate of the Company) terminates for any reason, other than death or Disability, all shares of Restricted Stock for which the forfeiture restrictions have not lapsed prior to the date of termination shall be immediately forfeited and Grantee shall have no further rights with respect to such shares of Restricted Stock. In the event that the Grantee's employment terminates by reason of death or Disability all Restricted Stock shall be deemed vested and the restrictions under the Plan and this Agreement with respect to the Restricted Stock, including the restriction on transfer set forth in Section 6 hereof, shall automatically expire and shall be of no further force or effect.

      Section 6. No Transfer or Pledge of Restricted Stock. No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of prior to the date the forfeiture restrictions with respect to such shares have lapsed, if at all, on any Vesting Date.

      Section 7. Tax Election. The Grantee may, but is not required to, elect to apply the tax rules of Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), to the issuance of the Restricted Stock. If the Grantee makes an affirmative election under Section 83(b) of the Code, the Grantee shall deliver a copy of such election to the Company in accordance with the requirements of the Code and the Regulations promulgated thereunder.

      Section 8. Tax Withholding. The Company may withhold from any distribution of Restricted Stock an amount of Common Stock equal to such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation, unless the Company agrees to accept a payment of cash (or to withhold from other wages payable to Grantee) in the amount of such withholding taxes.

      Section 9. Change of Control. Upon the occurrence of a Change in Control as defined in the Plan, all Restricted Stock shall be deemed vested and the restrictions under the Plan and the Agreement with respect to the Restricted Stock, including the restriction on transfer set forth in Section 6 hereof, shall automatically expire and shall be of no further force or effect.

      Section 10. Stock Subject to Award. In the event that the shares of Common Stock of the Company should, as a result of a stock split or stock dividend or combination of shares or any other change, redesignation, merger, consolidation, recapitalization or otherwise, be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, the number of shares of Restricted Stock that have been awarded to Grantee shall be appropriately adjusted to reflect such action. If any such adjustment shall result in a fractional share, such fraction shall be disregarded.

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      Section 11. Stock Power. Concurrently with the execution of this
Agreement, the Grantee shall deliver to the Company a stock power, endorsed in blank, relating to the shares of Restricted Stock. Such stock power shall be in the form attached hereto as Exhibit A.

      Section 12. Legend. Each certificate representing Restricted Stock shall bear a legend in substantially the following form:

            THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE PINNACLE FINANCIAL PARTNERS, INC. 2004 EQUITY INCENTIVE PLAN (THE "PLAN") AND THE RESTRICTED STOCK AGREEMENT (THE "AGREEMENT") BETWEEN THE OWNER OF THE RESTRICTED STOCK REPRESENTED HEREBY AND PINNACLE FINANCIAL PARTNERS, INC. (THE "COMPANY"). THE RELEASE OF SUCH STOCK FROM SUCH TERMS AND CONDITIONS SHALL BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF THE PLAN AND THE AGREEMENT, COPIES OF WHICH ARE ON FILE AT THE COMPANY.

      Section 13. No Right to Continued Employment. This Agreement shall not be construed as giving the Grantee the right to be retained in the employ of the Company (or any Subsidiary or Affiliate of the Company), and the Company (or any Subsidiary or Affiliate of the Company) may at any time dismiss the Grantee from employment, free from any liability or any claim under the Plan.

      Section 14. Governing Provisions. This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are also provisions of this Agreement. If there is a difference or conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan will govern. By signing this Agreement, the Grantee confirms that he or she has received a copy of the Plan.

      Section 15. Miscellaneous.

            15.1 Entire Agreement. This Agreement and the Plan contain the entire understanding and agreement between the Company and the Grantee concerning the Restricted Stock granted hereby, and supersede any prior or contemporaneous negotiations and understandings. The Company and the Grantee have made no promises, agreements, conditions or understandings relating to the Restricted Stock, either orally or in writing, that are not included in this Agreement or the Plan.

            15.2 Captions. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this Agreement.

            15.3 Counterparts. This Agreement may be executed in counterparts, each of which when signed by the Company and the Grantee will be deemed an original and all of which together will be deemed the same Agreement.

            15.4 Notice. Any notice or communication having to do with this Agreement must be given by personal delivery or by certified mail, return receipt requested, addressed, if to the Company, to the principal office of the Company, and, if to the Grantee, to the Grantee's last known address provided by the Grantee to the Company.

            15.5 Amendment. This Agreement may be amended by the Company, provided that unless the Grantee consents in writing, the Company cannot amend this Agreement if the amendment will materially change or impair the Grantee's rights under this Agreement and such change is not to the Grantee's benefit.

            15.6 Successors and Assignment. Each and all of the provisions of this Agreement are binding upon and inure to the benefit of the Company and the Grantee and their heirs, successors, and assigns.

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However, neither the Restricted Stock nor this Agreement may be assigned or transferred except as otherwise set forth in this Agreement or the Plan.

            15.7 Governing Law. This Agreement shall be governed and construed exclusively in accordance with the laws of the State of Tennessee applicable to agreements to be performed in the State of Tennessee.

                           [Signature page to follow.]

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            IN WITNESS WHEREOF, the Company and the Grantee have executed this
Agreement to be effective as of ___.

                      PINNACLE FINANCIAL PARTNERS, INC.:

                      By:_______________________________________
                      Name:_____________________________________
                      Title:____________________________________

                      GRANTEE:

                      By:_______________________________________
                      Name:_____________________________________

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                                    EXHIBIT A
                                   STOCK POWER

      FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer to Pinnacle Financial Partners, Inc. (the "Company"), __________ shares of the Company's common stock represented by Certificate No. _____. The undersigned authorizes the Secretary of the Company to transfer the stock on the books of the Company in the event of the forfeiture of any shares issued under the Restricted Stock Agreement dated _______________, _____ between the Company and the undersigned.

Dated:  _____________________

                                     SIGNED:

                      By:______________________________________
                      Name:____________________________________

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